EWBC Earnings Results Third Quarter 2021 October 21, 2021

Forward-Looking Statements 2 Forward-Looking Statements This presentation contains forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of East West Bancorp, Inc. (the “Company”) and are subject to significant risks and uncertainties. You should not place undue reliance on these statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include, among others, changes in the U.S. economy or local, regional and global business, economic and political conditions and geopolitical events; the impacts of the ongoing COVID-19 pandemic; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws; and changes in the commercial and consumer real estate markets and in consumer spending and savings habits. These factors also consist of those contained in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and are based only on information then actually known to the Company. The Company does not undertake to update any forward-looking statements except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and is presented on a non-GAAP basis. Investors should refer to the reconciliations included in this presentation and should consider the Company’s non-GAAP measures in addition to, not as a substitute for or superior to, measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

Highlights of Third Quarter 2021 3 3Q21 Net Income $225 million 3Q21 Diluted EPS $1.57 Record Loans $40.5 billion Record Deposits $53.4 billion Record Demand Deposits $23.2 billion 3Q21 Total Revenue $469 million 3Q21 Adj. Efficiency Ratio* 35.6% Return on Average Assets Adjusted Pre-Tax, Pre-Provision Income* & Profitability Ratio* Return on Average Tangible Equity*Return on Average Equity Adj. PTPP income* Adj. PTPP profitability ratio* $ in m ill io ns * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 1.26% 1.56% 1.46% 3Q20 2Q21 3Q21 $224 $283 $302 1.78% 1.97% 1.95% $100 $180 $260 3Q20 2Q21 3Q21 12.50% 16.61% 15.75% 3Q20 2Q21 3Q21 13.88% 18.28% 17.25% 3Q20 2Q21 3Q21

09.30.21: Strong, Well-Diversified Balance Sheet

$ in millions, except per share data	09.30.21	06.30.21	Q-o-Q Change
Cash equivalents & ST investments	$ 5,708	$ 6,828	$ (1,120)
AFS debt securities & repo assets	12,309	10,699	1,610
Gross loans (ex. PPP)	$ 39,674	$ 38,640	$ 1,034
PPP loans	807	1,433	(626)
Total loans	$ 40,482	$ 40,073	$ 408
Allowance for loan losses (ALLL)	(560)	(586)	25
Net Loans	$ 39,921	$ 39,488	$ 433
Other assets	3,021	2,840	181
Total Assets	$ 60,959	$ 59,855	$ 1,104
Customer deposits	$ 53,356	$ 52,583	$ 773
FHLB advances & repo funding	549	548	1
Other LT debt & finance lease liab.	152	152	-
Other liabilities	1,212	1,024	188
Total Liabilities	$ 55,269	$ 54,307	$ 962
Total Stockholders' Equity	$ 5,690	$ 5,548	$ 142
Book value per share	$ 40.10	$ 39.10	$ 1.00
Tangible equity per share*	$ 36.75	$ 35.75	$ 1.00
Tang. equity to tang. assets ratio*	8.62%	8.54%	8 bp
Total loans / deposits	75.9%	76.2%	-0.3%
ALLL / loans HFI	1.38%	1.46%	(8) bp

Record Loans as of 09.30.21: $40.5 billion
($ in billions)



$11.2
28%
$13.0
32%
$15.5
38%
$0.8
2%
C&I (ex. PPP)
PPP
Total CRE
Resi. mortgage & other consumer

Record Deposits of 09.30.21: $53.4 billion
($ in billions)



$8.2
15%
$9.4
18%
$23.2
43%
$12.6
24%
DDA
MMDA
IB Checking & Savings
Time

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

4

09.30.21: Strong Capital Ratios  Book value per share of $40.10 as of 09.30.21: +3% Q-o-Q and +11% Y-o-Y.  Tangible equity per share* of $36.75 as of 09.30.21: +3% Q-o-Q and +12% Y-o-Y.  Tangible equity to tangible assets ratio* of 8.62% as of 09.30.21, +8 bps from 06.30.21.  CET1 and Tier 1 capital ratios unchanged Q-o-Q, and total capital ratio down by 10 bps Q-o-Q.  Dividend: Quarterly common stock dividend of $0.33 per share, or $1.32 per share annualized.  No buybacks during 3Q21. 5 **The Company has elected to use the 2020 CECL transition provision in the calculation of its September 30, 2021, regulatory capital ratios. The Company’s September 30, 2021, regulatory capital ratios are preliminary. * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 12.8% 12.8% 14.5% 9.8% 12.8% 12.8% 14.3% 9.1% 12.8% 12.8% 14.2% 8.8% CET1 capital ratio Tier 1 capital ratio Total capital ratio Leverage ratio EWBC 09.30.20 EWBC 06.30.21 EWBC 09.30.21**

PPP 2% Total CRE 38% Total Resi. Mortgage & Other Consumer 28% C&I 32% 6 Total Loans: C&I Loans by Industry as % of Total Loans Outstanding 09.30.21: Diversified Commercial Loan Portfolio  C&I loans (ex. PPP): $13.0bn loans O/S plus $5.9bn undisbursed commitments: $18.9bn total commitments as of 09.30.21.  EOP loans O/S: up $667mm, +21% Q-o-Q annualized.  Total commitments: up $1.2bn, +26% Q-o-Q annualized.  Avg. loans O/S: up $478mm, +16% Q-o-Q annualized.  C&I line utilization: 69% as of 09.30.21, vs. 70% as of 06.30.21.  PPP loans: $807mm as of 09.30.21, down from $1.4bn as of 06.30.21. In 3Q21, $645mm was forgiven by the SBA.  China loans O/S (mainland + Hong Kong): $1.7bn as of 09.30.21, up from $1.6bn as of 06.30.21. Portfolio primarily consists of C&I loans, well-diversified by industry. $13.0bn 4% 3% 3% 2% 2% 2% 2% 11% General Manufacturing & Wholesale Private Equity Entertainment Oil & Gas Real Estate related Clean Energy Technology & Life Science Food-related Industries Consumer Goods Healthcare All Other C&I 1% 1% 1% $40.5 billion Total Loans

C&I 32% PPP, 2% Retail, 9% MFR, 8% Office, 7% Industrial, 7% Hotel, 5% All other CRE, 2% Total Resi. Mortgage & Other Consumer 28% Total CRE 38% SoCal 54% NorCal 22% NY 6% TX 8% WA 3% Other 7% 09.30.21: Diversified Commercial Real Estate Portfolio 7 Total Loans: Total CRE Loans by Property Type as % of Total Loans Outstanding  Total CRE loans: $15.5bn as of 09.30.21: up $144mm, +4% Q-o-Q annualized.  Avg. CRE loans: up $192mm, +5% Q-o-Q annualized.  Owner-occupied CRE: $2.4bn as of 09.30.21, or 6% of total loans.  Geographic distribution of CRE reflects EWBC’s branch footprint.  Construction & land loans (in All other CRE): $377mm, or 0.9% of total loans. Total construction & land exposure of $699mm: loans O/S plus $322mm in undisbursed commitments. $15.5 billion Total CRE Loans Total CRE: Distribution by Geography $15.5bn $40.5 billion Total Loans

Total CRE: Distribution by LTV 8 09.30.21: Low LTV Commercial Real Estate Portfolio ($ in mm) Average Loan Size Weight. Avg. LTV Retail $ 2.2 mm 49% Multifamily 1.3 mm 51% Office 4.0 mm 53% Industrial 2.5 mm 49% Hotel 8.8 mm 54% Construction & Land* 10.3 mm 54% Other 2.4 mm 47% Total CRE $ 2.4 mm 51% CRE LTV & Size by Property Type * Construction & Land avg. size based on total commitment.  High percentage of CRE loans have full recourse & personal guarantees from individuals or guarantors with substantial net worth.  Many of our customers have long-term relationships with East West Bank. $2.4 million Avg. size of loan outstanding 51% Avg. LTV <=50% 41% >50% to 55% 18% >55% to 60% 16% >60% to 65% 15% >65% to 70% 6% >70% 4%

<=50% 39% >50% to 55% 12% >55% to 60% 40% >60% 9% SoCal 41% NorCal 16% NY 27% WA 8% TX 2% Other 6% 09.30.21: Low LTV Residential Mortgage Portfolio 9 Resi. Mortgage: Distribution by Geography Resi. Mortgage: Distribution by LTV $11.0 billion Resi. Mortgage Loans Outstanding $399,000 Avg. loan size* 51% Avg. LTV*  Residential mortgage (SFR + HELOC) loans: $11.0bn loans O/S as of 09.30.21: up $244mm, +9% Q-o-Q annualized.  SFR: $9.0bn as of 09.30.21.  HELOC: $2.0bn loans O/S + $2.2bn in undisbursed commitments: $4.2bn total with 47% utilization as of 09.30.21.  Avg. resi. mortgage loans: up $424mm, +16% Q-o-Q annualized.  Residential mortgage origination volume: residential mortgage origination volume of $982mm in 3Q21, up +28% Y-o-Y, though a decrease from a record 2Q21.  Primarily originated through East West Bank branches.  As of 09.30.21, 87% of HELOC commitments were in first lien position. * Combined LTV for 1st and 2nd liens; based on commitment. Avg. size based on loan O/S for SFR and commitment for HELOC.

09.30.21: Asset Quality Metrics by Portfolio

Criticized Loans / Total Loans


3.2%
3.1%
2.6%
2.5%
1.7%
1.8%
1.6%
1.4%
1.5%
1.3%
1.0%
1.1%
12.31.20
03.31.21
06.30.21
09.30.21
Special Mention loans
Classified loans

NPAs / Total Assets


0.45%
0.45%
0.38%
0.28%
12.31.20
03.31.21
06.30.21
09.30.21
Nonaccrual loans
OREO & other NPAs

Criticized Ratio by Loan Portfolio
(as of 09.30.21)


21.8%
17.6%
4.2%
4.1%
2.1%
0.3%
C&I: O&G (ex. PPP)
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer
Special Mention loans
Classified loans

Nonaccrual Ratio by Loan Portfolio (subset of Classified)
(as of 09.30.21)


7.3%
0.4%
0.1%
0.2%
C&I: O&G (ex. PPP)
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer

- Criticized loans down 2% Q-o-Q: $1,010mm as of 09.30.21, or 2.5% of loans, vs. $1,032mm, or 2.6% of loans, as of 06.30.21.
  - YTD, criticized loans down 17%, and the criticized loan ratio improved by 67 bps from 3.2% of loans.
  - Special mention: $448mm as of 09.30.21, or 1.1% of loans.
  - Classified: $562mm as of 09.30.21, or 1.4% of loans.
- Nonperforming assets down 24% Q-o-Q: $173mm as of 09.30.21, or 0.28% of total assets, vs. $226mm, or 0.38% of total assets, as of 06.30.21. Largely reflects resolutions of CRE and oil & gas exposures.
  - YTD, NPAs down 26%, and the NPA ratio improved by 17 bps from 0.45% of assets.
- Accruing loans 30-89 days past due down 26% Q-o-Q: $41mm as of 09.30.21, or 0.10% of loans, vs. $55mm, or 0.14% of loans, as of 06.30.21.
  - YTD, accruing PD down 19%, and the accruing PD loan ratio improved by 3 bps from 0.13% of loans.
- Oil & Gas ("O&G") Loan Portfolio as of 09.30.21:
  - Total commitments: $964mm, and loans O/S: $680mm. Commitments decreased 12% Q-o-Q through pay downs, pay offs and work outs.
  - Improving asset quality profile: O&G classified loans: $119mm as of 09.30.21, down 34% Q-o-Q from $181mm as of 06.30.21. O&G special mention loans: $29mm as of 09.30.21, unchanged Q-o-Q.
    - 3Q21 O&G net recovery: $3mm.

EAST WEST BANK
10

$618 $620 $608 $586 $560 1.65% 1.61% 1.53% 1.46% 1.38% 1.73% 1.68% 1.62% 1.52% 1.41% $200 $700 09.30.20 12.31.20 03.31.21 06.30.21 09.30.21 ALLL ALLL/Loans HFI ALLL/Loans HFI (ex. PPP) 10.0 24.3 0.0 (15.0) (10.0) 24.2 18.8 13.4 13.3 13.5 0.26% 0.20% 0.14% 0.13% 0.13% -0.05%-20.0 3Q20 4Q20 1Q21 2Q21 3Q21 Provision for credit losses Net charge-offs NCO ratio (ann.) ALLL by Loan Type:  ALLL coverage of loans: 1.38% as of 09.30.21, equivalent to 1.41% ex. PPP loans.  Q-o-Q, ALLL decreased $25mm and ALLL coverage ratio (ex. PPP) declined 11 bps (ex. PPP).  Q-o-Q change in ALLL largely reflects an improved macroeconomic forecast as of 09.30.21, compared with 06.30.21.  O&G ALLL coverage decreased to 9.5% in 3Q from 9.8% in 2Q. All other C&I ALLL coverage decreased to 2.2% from 2.5% Q-o-Q. CRE ALLL coverage decreased to 1.2% from 1.3%.  Provision for credit losses in 3Q21 was a reversal of $(10mm), compared with a reversal of $(15)mm in 2Q21.  Net charge-offs: $13.5mm in 3Q21, vs. $13.3mm in 2Q21. NCO ratio unchanged at 0.13% (ann.) in 3Q21 and 2Q21. 3Q21: Allowance for Loan Losses & Credit Costs 11 Composition of ALLL by Portfolio: Allowance for Loan Losses Coverage Ratio $ in m ill io ns Provision for Credit Losses & Net Charge-offs In $ m ill io ns Total: $586 $ in m ill io ns ; r at io is a llo w an ce co ve ra ge b y po rtf ol io Total:1.46%Total: $560 Total:1.38% Oil & gas C&I Total CREAll other C&I (ex. PPP) Resi. mortgage & consumer 79 64 9.8% 9.5% 283 278 2.5% 2.2% 200 192 1.3% 1.2% 24 26 0.2% 0.2% 06.30.21 09.30.21 06.30.21 09.30.21

3Q21: Summary Income Statement

$ in millions, except per share data & ratios		3Q21		2Q21		3Q21 vs. 2Q21 $ Change	3Q21 vs. 2Q21 % Change
Net interest income (ex. PPP)	$	380.5	$	361.1		19.4	5%
PPP income		15.2		15.4		(0.2)	-1%
Total net interest income	$	395.7	$	376.5	$	19.2	5%
Fee income & net GOS of loans*		62.7		63.1		(0.4)	-1%
GOS of AFS debt securities		0.4		0.6		(0.2)	-44%
Other		10.0		4.7		5.3	113%
Total noninterest income*	$	73.1	$	68.4	$	4.7	7%
Total revenue	$	468.8	$	444.9	$	23.9	5%
Adjusted noninterest expense**	$	166.7	$	161.5	$	5.2	3%
Amortization of tax credit & other investments + core deposit intangibles		38.7		28.0		10.7	38%
Total noninterest expense	$	205.4	$	189.5	$	15.9	8%
Provision for credit losses	$	(10.0)	$	(15.0)	$	5.0	-33%
Income tax expense		48.0		45.6		2.4	5%
Effective tax rate		17.5%		16.9%		0.6%	
Net Income (GAAP)	$	225.4	$	224.7	$	0.7	0.3%
Diluted EPS (GAAP)	$	1.57	$	1.57	$	0.00	0%
Weigh. avg. diluted shares (in mm)		143.1		143.0		0.1	0.1%

* See slide 17 for noninterest income detail by category.

Comments

- Noninterest income:
  - Mark-to-market ("MTM") adjustments in interest rate contracts ("IRC") & other derivative income amounted to $2.5mm in 3Q21, vs. $(5mm) in 2Q21. These primarily related to Q-o-Q changes in the credit valuation adjustment, reflecting movement of long-term benchmark interest rates, which were higher as of 9.30.21 vs. 6.30.21.
- Amortization of tax credit & other investments in 3Q21 totaled $38mm, vs. $27mm in 2Q21: partially reflects impact of investments that closed in 3Q.
  - For 4Q21, expecting amortization of tax credit & other investments to be approx. $30mm.
- Tax rate: 9-mos YTD 2021 effective tax rate was 16%.
  - For the full year 2021, expecting the effective tax rate to be approx. 17%.

EASTWESTBANK

** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

12

3Q21: Average Balance Sheet: Growth & Mix

Average Loans & Growth



$ in billions
$37.2
$37.7
$38.7
$39.6
$40.0
+6%
+11%
+9%
+3%
1.8
9.3
14.6
11.5
1.7
9.7
14.7
11.6
1.9
10.1
14.9
11.8
1.9
10.6
15.2
11.9
1.1
11.1
15.4
12.4
3Q20
4Q20
1Q21
2Q21
3Q21
C&I (ex. PPP)
PPP
Total CRE
Residential mortgage & other consumer
LQA avg. total loan growth

- 3Q21 avg. loan growth: +3% LQA (+$338mm Q-o-Q) or +12% LQA ex. PPP (+$1.1bn). Growth in all major loan portfolios, with strongest growth from C&I ex. PPP.
- 3Q21 avg. deposit growth: +26% LQA (+$3.3bn Q-o-Q). Growth was led by non-IB DDA: +69% LQA (+$3.5bn Q-o-Q).
- Avg. DDA made up 43% of avg. deposits in 3Q21, up from 39% in 2Q21 and 35% in 3Q20.
- 3Q21 AEA growth: +24% LQA (+$3.3bn Q-o-Q). Increase of +$2.0bn in interest-bearing cash and deposits with banks, +$786mm in AFS debt securities, +$253mm in repurchase agreements.

Average Deposits & Growth



$ in billions
$41.2
$44.4
$47.8
$50.2
$53.5
+31%
+31%
+20%
+26%
9.0
7.9
10.0
14.3
9.0
8.5
10.6
16.3
9.1
9.0
11.6
18.1
8.5
9.4
12.6
19.7
8.3
9.4
12.6
23.2
3Q20
4Q20
1Q21
2Q21
3Q21
DDA
MMDA
IB Checking & Savings
Time
LQA avg. total deposit growth

Avg. Earning Asset (AEA) Mix & Loan-to-Deposit Ratio



10%
11%
L/D: 90%
11%
13%
L/D: 85%
12%
15%
L/D: 81%
9%
19%
L/D: 79%
12%
19%
L/D: 75%
3Q20
4Q20
1Q21
2Q21
3Q21
Loans / AEA
IB Cash & equivalent / AEA
Securities & other / AEA
Avg. Loan / Deposit Ratio

EASTWEST BANK

13

3Q21: Net Interest Income & Net Interest Margin



Net Interest Income & Net Interest Margin
$ in millions
$324
$347
$354
$376
$396
2.77%
2.72%
2.77%
2.76%
2.71%
2.70%
2.75%
2.73%
2.70%
2.64%
3Q20
4Q20
1Q21
2Q21
3Q21
NII
NIM
Adj. NIM*

* Adj. NIM excludes net interest income related to PPP loans.

- 3Q21 NII: $396mm, +5% Q-o-Q (+20% annualized) from $376mm in 2Q21. 3Q21 NIM: 2.70%, -5 bps Q-o-Q.
- 3Q21 adj.* NII (ex. PPP): $380mm, +5% Q-o-Q (+21% ann.) from $361mm in 2Q21.
  - 3Q21 adj.* NIM: 2.64%, -9 bps Q-o-Q.
  - NII related to PPP: $15mm in both 3Q21 & 2Q21.
  - As of 09.30.21, $13.5mm of PPP deferred fees remaining to accrete into income.
- Q-o-Q decrease in NIM reflected increase in avg. IB cash and deposits with banks, due to deposit growth exceeding loan growth. Impact on NIM of lower asset yields was largely offset by a lower cost of funds.

Impact to NIM from Q-o-Q Change in Yields, Rates, & Balance Sheet Mix



GAAP NIM: 2.75%
2Q21 NIM (ex. PPP): 2.73%
+2 bps
+2 bps
-2 bps
-1 bp
-10 bps
3Q21 NIM (ex. PPP): 2.64%
GAAP NIM: 2.70%
2Q21 adj. NIM*
Higher share of DDA in deposit mix
Lower cost of IB funds
Lower loan yields
Lower other AEA yields
Excess liquidity build
3Q21 adj. NIM*

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

14

18% 15% 27% 32% 6% 2%370 369 360 358 356 0.16% 0.15% 0.12% 0.10% 0.09% 0 400 -1% 4% 3Q20 4Q20 1Q21 2Q21 3Q21 Adj. avg. loan yield (ex. PPP) Avg. Prime Rate Avg. 1M LIBOR Rate 3Q21: Average Loan Yields 15 Adj. Avg. Loan Yield* (in bps) Relative to Prime Rate & LIBOR Average Loan Yield (in bps) by Portfolio GAAP Yield: 361 bps GAAP Yield: 368 bps GAAP Yield: 358 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. GAAP Yield: 357 bps Total fixed and hybrid in fixed period 33% (ex PPP). Variable: LIBOR rates Hybrid in fixed rate period Fixed rate Variable: Prime rate Variable: all other rates PPP Loan Portfolio by Index Rate (09.30.21)  Loan yields: 3Q21 avg. loan yield: 3.61%, +4 bp Q-o-Q.  Ex. PPP, 3Q21 adj. avg. loan yield*: 3.56%, -2 bps Q-o-Q. Note: SFR yield computation based on 30/360 days. 3.25% GAAP Yield: 360 bps 348 347 433 432 337 336 421 420 339 336 413 415 341 335 405 411 C&I (ex. PPP) Total CRE SFR HELOC 4Q20 1Q21 2Q21 3Q21

33 25 18 14 12 50 40 30 24 21 0.00 3Q20 4Q20 1Q21 2Q21 3Q21 Cost of total deposits Cost of IB deposits Avg. Fed Funds rate 3Q21: Average Cost of Deposits 16 Average Cost of Deposits (in bps) Relative to Fed Funds Rate  Spot rate of total deposits: 0.11% as of 09.30.21 (vs. 0.13% as of 06.30.21).  Spot rate of IB deposits: 0.19% as of 09.30.21 (vs. 0.22% as of 06.30.21).  Repricing of maturing CDs to lower rates:  Domestic CD spot rate as of 09.30.21: 0.24% (down from 0.29% as of 06.30.21).  Originations & renewals of domestic CDs in 3Q21: $5.3bn @ blended rate of 0.19% and weighted avg. duration of 4mo.  Domestic CDs to mature in 4Q21: $4.1bn @ a blended rate of 0.25%, of which $0.9bn have a blended rate of 0.37%. Average Cost of Deposits (in bps) by Type DDA MMDA IB Checking & Savings Time 3Q21 Average Deposits: $53.5 billion ($ in billions) 0.25% $23.2 43% $12.6 24% $9.4 18% $8.3 15% 25 40 28 21 27 74 18 30 27 17 26 50 14 24 23 12 31 40 12 21 19 11 28 35 Cost of total deposits Cost of IB deposits IB Checking MMDA Savings Time 4Q20 1Q21 2Q21 3Q21

3Q21: Noninterest Income Detail Total noninterest income: $73mm in 3Q21, up from $68mm in 2Q21.  Fee income and net gains on sales of loans: $63mm in 3Q21, essentially flat compared with 2Q21, and up 31% year-over-year.  Q-o-Q and Y-o-Y growth in deposit account fees reflects growth in treasury management services.  Q-o-Q and Y-o-Y increase in gains on sale of SBA loans reflects higher volume of SBA 7A loans sold.  Interest rate contracts and other derivative income: customer-driven revenue increased Q-o-Q to $4.7mm, reflecting higher transaction volume. Y-o-Y decrease reflects lower customer demand in a changed interest rate environment. 17 Interest Rate Contracts and Other Derivative Income Detail ($ in millions) 3Q20 4Q20 1Q21 2Q21 3Q21 Revenue $ 8.5 $ 6.2 $ 2.9 $ 2.2 $ 4.7 MTM (3.0) 6.8 14.1 (5.4) 2.5 Total $ 5.5 $ 13.0 $ 17.0 $ (3.2) $ 7.2 * Fee income excludes MTM adjustments related to IRC and other derivatives; net gains on sales of securities; gains on sale of fixed assets; and other income. Fee Income* & Net Gains on Sales of Loans $ in m ill io ns 18.7 18.4 18.4 21.1 17.5 28% 12.6 14.3 15.4 17.3 18.5 30% 3.3 6.7 9.5 13.0 13.1 21% 4.6 4.5 6.9 8.0 5.6 9% 8.5 6.2 2.9 2.2 4.7 7% 0.3 3.0 1.7 1.5 3.3 5% $48.0 $53.1 $54.8 $63.1 $62.7 0.0 50.0 3Q20 4Q20 1Q21 2Q21 3Q21 3Q21 Mix Lending Fees Deposit Account Fees Foreign Exchange Income Wealth Management Fees IRC Revenue Gain on Loans

99.8 105.4 107.8 105.4 105.8 63% 16.6 16.5 15.9 15.4 15.9 10% 12.1 11.7 11.6 11.6 12.0 7%7.1 7.5 7.8 8.1 8.8 5% 18.8 24.5 21.9 21.0 24.2 15% $154.4 $165.6 $165.0 $161.5 $166.7 3Q20 4Q20 1Q21 2Q21 3Q21 3Q21 Mix Comp and employee benefits Occupancy & Equipment Computer software & Data processing Deposit related expenses All other 3Q21: Operating Expense & Efficiency 18 Adjusted Noninterest Expense* $ in m ill io ns Adj. Noninterest Expense* & Adj. Efficiency Ratio*  3Q21 noninterest expense: $205.4mm.  3Q21 adj. noninterest expense*: $166.7mm, up $5mm from $161.5mm in 2Q21 (+3% Q-o-Q).  Largest change was in other operating expenses, due to higher loan-related expenses and charitable contributions.  Y-o-Y, adj. noninterest expense up 8%.  Adj. efficiency ratio* improved to 35.6% in 3Q21 vs. 36.3% in 2Q21. Efficiency improvement driven by revenue growth and operating expense discipline.  Consistently achieving industry-leading operating efficiency.  Continually making investments in technology to expand banking products & capabilities, and to develop commercial & consumer digital banking platforms. $ in m ill io ns * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. $154 $166 $165 $162 $167 40.8% 39.8% 38.7% 36.3% 35.6% 30.0% 60.0% $130 3Q20 4Q20 1Q21 2Q21 3Q21 Adj. noninterest expense* Adj. efficiency ratio*

Management Outlook: Full Year 2021 19 Earnings drivers FY 2021 expectations compared with FY 2020 results Prior Outlook 2020 actual End of Period Loans (ex. PPP)  Increase at a percentage rate of 10% to 11% Y-o-Y.  Increase at a percentage rate of 9% to 10% Y-o-Y. $36.8 billion (ex. PPP) +6% Y-o-Y (ex. PPP) Adj. Net Interest Income* (ex. PPP)  Increase at a percentage rate of 10% to 11% Y-o-Y.  No change to outlook. $1.3 billion -8% Y-o-Y Adj. Noninterest Expense* (ex. tax credit investment & core deposit intangible amort.)  Increase at a percentage rate of approximately 5% Y-o-Y.  No change to outlook. $634 million (ex. debt extinguishment cost) -2% Y-o-Y Provision for Credit Losses  Based on current macroeconomic forecast and loan growth outlook, we expect to book a negative provision of approx. $10mm for 4Q21, similar to amount recorded in 3Q21.  We do not expect to book a provision for credit losses for the second half of the year. $211 million +113% Y-o-Y Tax Items  Full year 2021 effective tax rate of approx. 17%, including the impact of tax credit investments. Expecting 4Q21 amortization of tax credit & other investments of approx. $30mm.  Full year 2021 effective tax rate of approx. 15%. FY effective tax rate: 17% Interest Rates  No change to the Fed Funds rate in 2021.  No change to outlook. Fed Funds rate cut: -150 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

APPENDIX

Three Months Ended September 30, 2021 June 30, 2021 September 30, 2020 Net interest income before provision for credit losses (a) $ 395,706 $ 376,473 $ 324,130 Total noninterest income (1) 73,109 68,431 54,503 Total revenue (b) $ 468,815 $ 444,904 $ 378,633 Total noninterest expense (1) (c) $ 205,384 $ 189,523 $ 172,573 Less: Amortization of tax credit and other investments (1) (38,008) (27,291) (17,209) Amortization of core deposit intangibles (705) (710) (927) Adjusted noninterest expense (d) $ 166,671 $ 161,522 $ 154,437 Efficiency ratio (c)/(b) 43.81% 42.60% 45.58 % Adjusted efficiency ratio (d)/(b) 35.55% 36.30% 40.79 % Adjusted pre-tax, pre-provision income (b)-(d) = (e) $ 302,144 $ 283,382 $ 224,196 Average total assets (f) $ 61,359,533 $ 57,771,837 $ 50,247,259 Adjusted pre-tax, pre-provision profitability ratio (2) (e)/(f) 1.95% 1.97% 1.78 % Adjusted noninterest expense/average assets (2) (d)/(f) 1.08% 1.12% 1.22 % Appendix: GAAP to Non-GAAP Reconciliation 21 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. (1) Starting fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation. (2) Annualized.

Appendix: GAAP to Non-GAAP Reconciliation 22 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets. September 30, 2021 June 30, 2021 September 30, 2020 Stockholders’ equity (a) $ 5,690,201 $ 5,547,548 $ 5,126,106 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (9,849) (10,309) (12,369) Tangible equity (b) $ 5,214,655 $ 5,071,542 $ 4,648,040 Total assets (c) $ 60,959,110 $ 59,854,876 $ 50,371,477 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (9,849) (10,309) (12,369) Tangible assets (d) $ 60,483,564 $ 59,378,870 $ 49,893,411 Total stockholders’ equity to total assets ratio (a)/(c) 9.33% 9.27% 10.18 % Tangible equity to tangible assets ratio (b)/(d) 8.62% 8.54% 9.32%

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended	
		September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income		$ 225,449	$ 224,742	$ 159,537	$ 655,185	$ 403,713
Add: Amortization of core deposit intangibles		705	710	927	2,147	2,811
Amortization of mortgage servicing assets		430	420	450	1,264	1,492
Tax effect of amortization adjustments (2)		(322)	(321)	(390)	(968)	(1,220)
Tangible net income	(e)	$ 226,262	$ 225,551	$ 160,524	$ 657,628	$ 406,796
Average stockholders' equity		$ 5,680,306	$ 5,425,952	$ 5,079,351	$ 5,482,705	$ 5,028,122
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(10,135)	(10,827)	(13,083)	(10,847)	(14,302)
Average tangible equity	(f)	$ 5,204,474	$ 4,949,428	$ 4,600,571	$ 5,006,161	$ 4,548,123
Return on average tangible equity (3)	(e)/(f)	17.25 %	18.28 %	13.88 %	17.56 %	11.95 %

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 28.37% for the three and nine months ended September 30, 2021, and the three months ended June 30, 2021. Applied statutory tax rate of 28.35% for the three and nine months ended September 30, 2020.
(3) Annualized.

EAST WEST BANK
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Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands) (unaudited)

In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration ("SBA") under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA's PPP in response to the Consolidated Appropriations Act, 2021 signed by the President on December 27, 2020. The PPP ended on May 31, 2021.

These loans are included in the Company's C&I portfolio, have an interest rate of one percent and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.

Adjusted loan yield and adjusted net interest margin for the three and nine months ended September 30, 2021 and 2020, and three months ended June 30, 2020 exclude the impact of PPP loans. Net interest margin for the three and nine months ended September 30, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company's performance.

		Three Months Ended			Nine Months Ended	
Yield on Average Loans		September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income on loans	(a)	$ 363,503	$ 352,453	$ 336,542	$ 1,057,964	$ 1,115,804
Less: Interest income on PPP loans		(15,212)	(15,377)	(7,778)	(45,606)	(29,067)
Adjusted interest income on loans	(b)	$ 348,291	$ 337,076	$ 328,764	$ 1,012,358	$ 1,086,737
Average loans	(c)	$ 39,960,151	$ 39,622,270	$ 37,160,445	$ 39,441,751	$ 36,487,859
Less: Average PPP loans		(1,111,404)	(1,870,385)	(1,764,411)	(1,634,617)	(1,078,985)
Adjusted average loans	(d)	$ 38,848,747	$ 37,751,885	$ 35,396,034	$ 37,807,134	$ 35,408,874
Average loan yield [(1)]	(a)/(c)	3.61 %	3.57 %	3.60 % [(1)]	3.59 %	4.08 %
Adjusted average loan yield [(1)]	(b)/(d)	3.56 %	3.58 %	3.70 % [(1)]	3.58 %	4.10 %
Net Interest Margin						
Net interest income before provision for credit losses	(e)	$ 395,706	$ 376,473	$ 324,130	$ 1,125,874	$ 1,030,612
Less: Interest income on PPP loans		(15,212)	(15,377)	(7,778)	(45,606)	(29,067)
Add: Interest expense on advances from the PPPLF		—	—	1,259	—	1,722
Adjusted net interest income	(f)	$ 380,494	$ 361,096	$ 317,611	$ 1,080,268	$ 1,003,267
Average interest-earning assets	(g)	$ 58,239,480	$ 54,901,209	$ 47,428,586	$ 55,350,645	$ 45,076,734
Less: Average PPP loans		(1,111,404)	(1,870,385)	(1,764,411)	(1,634,617)	(1,078,985)
Adjusted average interest-earning assets	(h)	$ 57,128,076	$ 53,030,824	$ 45,664,175	$ 53,716,028	$ 43,997,749
Net interest margin [(1)]	(e)/(g)	2.70 %	2.75 %	2.72 % [(1)]	2.72 %	3.05 %
Adjusted net interest margin [(1)]	(f)/(h)	2.64 %	2.73 %	2.77 % [(1)]	2.69 %	3.05 %

(1) Annualized.

EAST WEST BANK

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